UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2007

ACA CAPITAL HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-33111 (Commission File Number)	75-3170112 (I.R.S. Employer Identification Number)

140 Broadway
New York, New York
10005

(Address of principal executive offices)

(212) 375-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Items 1.01 and 2.04.                                   Entry into a Material Definitive Agreement; Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, ACA Capital Holdings, Inc. provides credit protection to counterparties through our Structured Credit line of business, principally on highly rated liabilities of structured financings, including layers of risk of single tranche transactions and fully distributed CDOs, MBS and ABS transactions.  We generally assume credit risk in our Structured Credit line of business by entering into credit swaps with various counterparties, the required payments under which are insured by, and payable under, financial guaranty insurance policies issued by our financial guaranty insurance subsidiary, ACA Financial Guaranty Corporation (“ACA FG”). Additionally, our insured credit swaps typically are secured by contingent collateral arrangements.  Pursuant to these arrangements, we agree to post collateral to secure our transactions, primarily in the event we experience a corporate credit event such as a downgrade of ACA FG, to below an “A-” financial strength rating.  As of September 30, 2007, the total Structured Credit notional portfolio was $69.1 billion and the amount that would have been required to post under the contingent collateral arrangements in the event of a corporate credit event was at least $1.7 billion.

On December 19, 2007, Standard & Poor’s (“S&P”) downgraded its financial strength rating of ACA FG to ‘CCC’ (Developing Outlook) from ‘A’ (CreditWatch Negative).  That same day, ACA Capital and its direct and indirect subsidiaries entered into a forbearance agreement with its Structured Credit and other similarly situated counterparties.  Under the agreement, the counterparties have waived all collateral posting requirements and termination rights relating to the rating of ACA FG under their respective transaction documents including any credit support annexes and similar agreements.  The forbearance will remain in effect until January 18, 2008.  As such, ACA FG is not required to post collateral as a result of S&P’s actions during the forbearance period.

Prior to S&P’s actions on December 19, ACA FG also entered into a Letter of Representations and Agreements (the “Letter Agreement”) and a Consent Order (the “Consent Order”) with the Insurance Commissioner for the State of Maryland (the “Commissioner”), ACA FG’s insurance regulator in its state of incorporation.  Under the Letter Agreement, ACA FG agreed to provide certain documentation and other reports to the Maryland Insurance Administration (the “MIA”).  ACA FG also agreed not to engage in certain activities without providing prior notice and opportunity to object to the MIA including, without limitation, pledging or assigning any assets, paying dividends or engaging in certain material transactions.  ACA FG is similarly limited under the forbearance agreement from engaging in activities consistent with the Letter Agreement and must also comply with financial covenants.  Under the Consent Order, ACA FG agreed not to object to, and, if requested, to consent to, a petition by the Commissioner to institute delinquency proceedings in the event that S&P downgraded ACA FG’s financial strength rating and the forbearance agreement was not signed by all of the counterparties.  In view of the execution of the forbearance agreement, the Commissioner has not instituted any such proceedings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACA CAPITAL HOLDINGS, INC.

Dated: December 26, 2007	By:	/s/ Nora J. Dahlman
		Name:	Nora J. Dahlman
		Title:	Senior Managing Director, General Counsel and Secretary